UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2016

THE MOSAIC COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-1026454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 918-8270
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 19, 2016, at the Annual Meeting of Stockholders (the “Annual Meeting”) of The Mosaic Company, a Delaware corporation (“Mosaic”), stockholders approved amendments to Mosaic’s Certificate of Incorporation to (i) delete references to the transition process from a classified board to a fully declassified board and to permit Mosaic's stockholders to remove any director with or without cause ("Classified Board Amendment Proposal"); and (ii) eliminate authorized Class A and Class B Common Stock and to decrease the total number of authorized shares of capital stock ("Reduction in Authorized Share Proposal").

As a result of such approval of the Classified Board Amendment Proposal, certain amendments, approved by the Board of Directors (the "Board"), to Article II, Section 2.3, of Mosaic’s Bylaws (the “Bylaws”) to reflect that directors may be removed from the Board, at any time, with or without cause, also became effective at the close of the Annual Meeting.

The preceding is qualified in its entirety by reference to the copies of Mosaic's Restated Certificate of Incorporation and Amended and Restated Bylaws, each of which is effective May 19, 2016, attached hereto as Exhibits 3.i and 3.ii, respectively, and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, Mosaic stockholders (i) approved the Classified Board Amendment Proposal and the Reduction in Authorized Share Proposal; (ii) elected eleven directors (Nancy E. Cooper, Gregory L. Ebel, Timothy S. Gitzel, Denise C. Johnson, Emery N. Koenig, Robert L. Lumpkins, William T. Monahan, James ("Joc") C. O'Rourke, James L. Popowich, David T. Seaton and Steven M. Seibert), each for a term of one year expiring in 2017 or until their respective successors have been duly elected and qualified; (iii) ratified the appointment of KPMG LLP as the independent registered public accounting firm to audit Mosaic’s financial statements for the year ending December 31, 2016; and (iv) approved, on an advisory basis, the compensation of Mosaic’s Named Executive Officers, as described in the Compensation Discussion and Analysis section, the compensation tables and the related narrative disclosures set forth in Mosaic’s proxy statement for the Annual Meeting (the “Say-on-Pay Advisory Proposal”).
The votes cast with respect to the Classified Board Amendment Proposal are summarized as follows:

For	Against	Abstained	Broker Non-Votes
297,879,320	702,511	1,389,932	—
The votes cast with respect to the Reduction in Authorized Share Proposal are summarized as follows:

For	Against	Abstained	Broker Non-Votes
298,069,832	535,932	1,365,999	—
The votes cast with respect to each director elected for a term of one year expiring in 2015 are summarized as follows:

Director Name	For	Against	Abstain	Broker Non-Votes
Nancy E. Cooper	254,956,547	2,004,273	158,014	42,852,929
Gregory L. Ebel	248,307,737	8,660,134	150,963	42,852,929
Timothy S. Gitzel	255,103,453	1,862,061	153,320	42,852,929
Denise C. Johnson	254,955,035	2,007,264	156,535	42,852,929
Emery N. Koenig	232,737,502	20,344,592	4,036,740	42,852,929
Robert L. Lumpkins	253,106,913	3,840,964	170,957	42,852,929
William T. Monahan	253,991,795	2,976,129	150,910	42,852,929
James ("Joc") C. O'Rourke	254,675,001	2,274,785	169,048	42,852,929
James L. Popowich	254,785,824	2,172,834	160,176	42,852,929
David T. Seaton	254,898,688	2,044,506	175,640	42,852,929
Steven M. Seibert	254,054,834	2,901,879	162,121	42,852,929

The votes cast with respect to ratification of the appointment of KPMG LLP as Mosaic’s independent registered public accounting firm to audit Mosaic’s consolidated financial statements for the year ending December 31, 2016 are summarized as follows:

For	Against	Abstained	Broker Non-Votes
291,061,580	8,638,448	271,735	-
The votes cast with respect to approval, on an advisory basis, of the Say-on-Pay Advisory Proposal are summarized as follows:

For	Against	Abstained	Broker Non-Votes
247,580,461	8,998,998	539,375	42,852,929

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: May 23, 2016	By:	/s/ Mark J. Isaacson
	Name:	Mark J. Isaacson
	Title:	Senior Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.i	Restated Certificate of Incorporation of Mosaic, effective May 19, 2016
3.ii	Amended and Restated Bylaws of Mosaic, effective May 19, 2016